Exhibit 99.1
Hilltop Holdings Inc. Earnings Presentation Q1 2022 April 22, 2022

Preface

Corporate Headquarters	Additional Information
6565 Hillcrest Ave Dallas, TX 75205 Phone: 214-855-2177 www.hilltop-holdings.com	Please Contact: Erik Yohe Phone: 214-525-4634 Email: eyohe@hilltop-holdings.com

FORWARD-LOOKING STATEMENTS

This presentation and statements made by representatives of Hilltop Holdings Inc. ("Hilltop" or the "Company") during the course of this presentation include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our outlook, our business strategy, our financial condition, our efforts to make strategic acquisitions, our revenue, our liquidity and sources of funding, market trends, operations and business, taxes, the impact of natural disasters or public health emergencies, such as the current coronavirus ("COVID-19") global pandemic, information technology expenses, capital levels, mortgage servicing rights ("MSR") assets, stock repurchases, dividend payments, expectations concerning mortgage loan origination volume, servicer advances and interest rate compression, expected levels of refinancing as a percentage of total loan origination volume, projected losses on mortgage loans originated, total expenses, anticipated changes in our revenue, earnings, or taxes, the effects of government regulation applicable to our operations, the appropriateness of, and changes in, our allowance for credit losses and provision for (reversal of) credit losses, future benchmark rates and economic growth, anticipated investment yields, expected accretion of discount on loans in future periods, the collectability of loans, cybersecurity incidents, the outcome of litigation, and our other plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as "anticipates," "believes," "building", "could," "estimates," "expects," "forecasts," "goal," "guidance", "intends," "may," "might," "outlook", "plan," "probable," "projects," "seeks," "should," "target," "view" or "would" or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the credit risks of lending activities, including our ability to estimate credit losses and increases to the allowance for credit losses, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (ii) effectiveness of our data security controls in the face of cyber attacks; (iii) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (iv) changes in the interest rate environment; (v) the COVID-19 pandemic and the response of governmental authorities to the pandemic, which have had and may continue to have an adverse impact to the global economy and our business operations and performance and transitions away from LIBOR; (vi) risks associated with concentration in real estate related loans; (vii) the effects of our indebtedness on our ability to manage our business successfully, including the restrictions imposed by the indenture governing our indebtedness; (viii) changes in state and federal laws, regulations or policies affecting one or more of our business segments, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (ix) cost and availability of capital; (x) changes in key management; (xi) competition in our banking, broker-dealer and mortgage origination segments from other banks and financial institutions, as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders and government agencies; (xii) legal and regulatory proceedings; (xiii) risks associated with merger and acquisition integration; and (xiv) our ability to use excess capital in an effective manner. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and other reports, that we have filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Hilltop Holdings does not undertake an obligation to, and disclaims any duty to, update any of the information herein.

2 HilltopHoldings

Investor Highlights – Q1 2022

Net Income	EPS – Diluted	ROAA	ROAE
$22.3 MM	$0.28	0.53%	3.60%

PlainsCapital Bank

- PlainsCapital Bank generated $46.5 million in pre-tax income during Q1 2022, a decrease of $18.1 million from Q1 2021
- Average bank loans HFI[1] increased from Q4 2021 by $130 million, or 2%, as 1-4 Family PrimeLending Retained Mortgages and growth in the CRE portfolio more than offset lower Mortgage Warehouse Lending balances during the period
- Average bank deposits increased from Q4 2021 by $340 million, or 3%, as growth in deposits continues
- Allowance for credit losses remained stable at $91 million or 1.25% of bank loans HFI[1]

PrimeLending

- PrimeLending generated $6.5 million in pre-tax income during Q1 2022, a decrease of $86.5 million from Q1 2021
- Mortgage origination volume in Q1 2022 was $3.8 billion, a decline of 39% from Q1 2021; overall industry volume expected to decline approximately 37% over the same period[2]
- Gain-on-sale of loans to third parties declined by 41 basis points from Q4 2021 to 321 basis points for Q1 2022 as interest rates have increased and pricing has become more competitive
- Total headcount from March 2021 has declined by 105, or 4%, with loan originator headcount increasing by 6% and back-office and support headcount declining by 12% as the business continues to focus on profitable growth

HilltopSecurities

- HilltopSecurities incurred a pre-tax loss of $8.6 million during Q1 2022, a decrease of $26.3 million from Q1 2021
- Structured Finance and Fixed Income services net revenues were down 82% and 57% respectively from Q1 2021 as rates rose sharply causing a softening in the mortgage market and a severe decline in capital markets activity
- Total headcount has declined by 43, or 6%, with revenue producer headcount increasing 2% and back-office and support headcount declining by 11% since March 2021

Notes:
(1) Bank Loans HFI reflect consolidated loans held for investment excluding margin loans from the broker-dealer business.
(2) Mortgage Bankers Association Forecast, April 13, 2022.

3

HilltopHoldings

$20.16 $21.85 $23.52 $24.77 $25.93 $26.93 $27.77 $28.37 $27.47 15.96% 18.46% 19.85% 18.97% 19.63% 20.22% 21.28% 21.22% 21.27% $0.09 $0.09 $0.09 $0.09 $0.12 $0.12 $0.12 $0.12 $0.15 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% 18.00% 20.00% 22.00% 24.00% $- $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Tangible Book Value Per Share (Tangible Common Equity / Shares Outstanding) Common Equity Tier 1 risk based ratio Dividends per share Executive Report – Capital Highlights 4 Capital Management and Tangible Book Value Growth TBVPS h 6% Versus 3/31/21 h 17% CAGR Since 3/31/20 • During the quarter, HTH returned $11.8 million of capital to shareholders through dividends • Decline in tangible book value per common share during the first quarter of 2022 impacted by the increase of approximately $120 million in pre - tax net unrealized losses within our available for sale investment portfolio 1 1 Notes: (1) Tangible common equity and tangible book value per common share (TBVPS) are non - GAAP financial measures. For a reconciliation o f tangible common equity and tangible book value per share to the nearest GAAP measure, see the appendix. (2) At period end. 2 2

Hilltop Holdings – Financial Summary

$ in Millions, *except EPS* Income Statement and Key Metrics	Q1 2022	Q4 2021	QoQ%	Q1 2021	YoY%
Net interest income	$100.0	$104.3	(4%)	$105.7	(5%)
Noninterest income	216.4	284.8	(24%)	417.6	(48%)
Noninterest expenses	286.4	322.2	(11%)	366.7	(22%)
Efficiency ratio	*90.5%*	*82.8%*		*70.1%*	
Pre-provision net revenue[1]	**30.1**	**66.9**	**(55%)**	**156.6**	**(81%)**
Net charge offs (recoveries)	$0.3	($0.4)	(170%)	($0.6)	(150%)
Net ACL build / (release)	(0.2)	(18.2)	(99%)	(4.5)	(96%)
Provision for (reversal of) credit losses	**0.1**	**(18.6)**	**(101%)**	**(5.1)**	**(102%)**
Income before income taxes	**30.0**	**85.5**	**(65%)**	**161.7**	**(81%)**
Net income	**24.1**	**64.8**	**(63%)**	**123.9**	**(81%)**
Minority interest	1.9	2.6	(28%)	3.6	(48%)
Income attributable to Hilltop	**$22.3**	**$62.2**	**(64%)**	**$120.3**	**(82%)**
Return on average assets	*0.53%*	*1.41%*		*2.90%*	
Return on average equity	*3.60%*	*9.93%*		*20.58%*	
EPS - Diluted	**$0.28**	**$0.78**	**(64%)**	**$1.46**	**(81%)**
EOP Shares outstanding (in thousands)	79,439	78,965	1%	82,261	(3%)
Average assets	$18,493	$18,255	1%	$17,342	7%
EOP Assets	18,357	18,689	(2%)	17,683	4%
EOP Loans HFI, net	7,707	7,789	(1%)	7,666	1%
EOP Deposits	12,667	12,818	(1%)	11,733	8%

Notes:
(1) Pre-provision net revenue is calculated as the sum of net interest income and noninterest income less noninterest expense (except provision for loan losses).

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HilltopHoldings

( $0.3 ) $0.3 $2.2 ($2.4) 1.85% 1.51% 1.45% 1.16% 1.17% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 3/31/2021 6/30/2021 9/30/2021 12/31/2021 Net Charge-Off Specific Reserves Collective - Economic Conditions Collective - Portfolio Changes 3/31/2022 6 Hilltop Holdings – Allowance for Credit Losses Allowance for Credit Losses at Period End 3/31/22 Reserve Composition ($ in millions) CRE $60.4 1.94% C&I 20.0 1.38% Construction 5.5 0.58% 1 - 4 SFR 4.3 0.31% Consumer 0.5 1.79% Broker Dealer 0.3 0.07% Mortgage Warehouse Lending 0.2 0.05% Total Reserve $91.2 1.17% ACL / Total Loans HFI $144.5 $115.3 ($ in millions) $91.4 Commentary • Applied Moody’s Analytics March 2022 single macroeconomic alternative baseline (S7) scenario for economic forecast • Reserve builds (releases) driven by new loan production, credit performance and macroeconomic variable adjustments over time • ACL % of Loans HFI excluding Broker dealer margin loans, mortgage warehouse, and PPP loans equated to 1.31% as of March 31, 2022 ACL / Loans HFI $109.5 $91.2

2.69% 2.62% 2.53% 2.44% 2.36% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 7 Hilltop Holdings – Net Interest Income & Margin Net Interest Margin 2 Net Interest Margin Rollforward ($ in millions) Net Interest Income $105.7 $107.9 $105.1 $104.3 $100.0 $80.0 $85.0 $90.0 $95.0 $100.0 $105.0 $110.0 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 2.44% Loans HFI (0.06) Cash increase (0.05) Loans HFS 0.02 Investments 0.02 Other (0.01) 2.36% Q4 2021 Q1 2022 Key Drivers & Statistics Q1'21 Q4'21 Q1'22 ($ in millions, except as noted) HTH Consolidated Average Earning Assets ($B) $15.9 $17.0 $17.2 Banking Accretion Income $4.9 $4.7 $2.5 PPP Balance (period end) $492 $78 $38 PPP Interest & Fee Income $8.7 $2.5 $1.8 Cash and Due (Avg. Balance) $1,412 $2,628 $3,176 Mortgage Loans Held for Sale (period end) $2,539 $1,878 $1,644 ($ in millions)

8 Hilltop Holdings – Net Interest Income Rate Impacts - 10% - 5% 5% 11% -15% -10% -5% 0% 5% 10% 15% -100 -50 +50 +100 Interest Rate Change (Basis Points) Estimated Impact on 12 - month Net Interest Income 1 Note: (1) Impact assumes instantaneous change to interest rates. Assumes interest rate floor at 1 basis point HTH Net Interest Income profile remains asset sensitive: • Variable rate loans reflect approximately 45% or $3.1 billion of bank loans HFI (excluding Mortgage Warehouse) at March 31, 2022 • $1.8 billion of variable rate loans currently at or below the floor rate levels Alternative scenario: • Asset sensitivity in +100 basis point gradual increase scenario falls to approximately 5% • Each 25 basis point increase by the Fed would positively impact Net Interest Income by approximately $5 million

$310.4 $242.0 $242.3 $192.3 $143.2 $98.6 $83.5 $116.1 $82.9 $60.7 $11.3 $10.2 $11.7 $11.8 $12.8 ($2.8) $4.3 ($2.2) ($2.2) ($0.2) $417.6 $339.9 $367.9 $284.8 $216.4 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 PrimeLending HilltopSecurities PlainsCapital Bank Corporate / Other 9 Hilltop Holdings – Noninterest Income Year - over - Year Noninterest Income ($MM) Noninterest Income Key Drivers & Statistics ($ in millions) Q1 2021 $417.6 Mortgage Production Income & Fees (167.3) Securities and Investment Advisory Fees & Commissions 0.8 Other Income (34.7) Q1 2022 $216.4 Q1'21 Q4'21 Q1'22 Broker Dealer TBA Lock Volume ($mm) $1,933 $1,516 $1,110 Mortgage Origination Volume ($B) $6.2 $5.0 $3.8 Net gains from mortgage loan sales (bps): Loans sold to third parties 398 362 321 Impact of loans sold to bank (10) (15) (9) As reported 388 347 312

$213.8 $211.9 $213.5 $213.0 $203.5 $152.9 $131.5 $141.7 $109.1 $82.9 $366.7 $343.4 $355.2 $322.2 $286.4 70.1% 76.7% 75.1% 82.8% 90.5% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Variable Compensation Expenses Other Than Variable Compensation Efficiency Ratio 10 Hilltop Holdings – Noninterest Expenses Year - over - Year Noninterest Expense ($MM) Noninterest Expenses and Efficiency Ratio Key Drivers & Statistics Note: (1) Efficiency Ratio is calculated as noninterest expense divided by the sum of net interest income and noninterest income. 1 ($ in millions) Q1 2021 $366.7 Compensation and Benefits (70.3) Occupancy and Equipment 0.3 Professional Services (3.5) Other Expenses (6.8) Q1 2022 $286.4 Q1'21 Q4'21 Q1'22 Banking Full-Service Branches 59 58 58 Efficiency Ratio % (Bank Only) 48.4% 54.2% 55.7% Mortgage Variable Compensation ($mm) $115.5 $73.2 $56.2 Variable Comp / Originated Volume 1.87% 1.47% 1.49% Efficiency Ratio % (PrimeLending Only) 69.3% 83.4% 95.4% Broker-Dealer Variable Compensation ($mm) $37.4 $35.9 $26.6 Compensation / Net Revenue % 60.6% 69.1% 77.3%

40% 23% 12% 18% 6% Commercial real estate Commercial and industrial Construction and land development 1-4 family residential & Consumer Margin loans at Broker-Dealer $6.5 $6.3 $6.1 $6.2 $6.3 $0.5 $0.6 $0.6 $0.7 $0.5 $0.3 $0.5 $0.7 $0.9 $1.0 $0.5 $0.3 $0.1 $0.1 $7.8 $7.6 $7.6 $7.9 $7.8 $- $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 PPP Loans 1 - 4 Family PrimeLending Retained Mortgages Broker-Dealer Loans All Other Loans 11 Notes: (1) 1 - 4 Family PrimeLending Retained Mortgages are loans purchased at par by PlainsCapital Bank from PrimeLending. These are exclusive of the 1 - 4 family residential mortgages originated through PlainsCapital Bank. The sum of the period amounts may not equal the total amounts due to rounding. Loan Mix at Period End Hilltop Holdings – Loans Key Drivers & Statistics Q1'21 Q4'21 Q1'22 Average Loans HFI Balance ($B) $7.6 $7.7 $7.8 Annualized Loan HFI Yield % 4.62% 4.25% 4.06% Gross Loans HFI by Type at 3/31/22 ($ in billions) Bank Loans HFI – Fixed vs. Variable Rate at 3/31/22 55% 26% 19% Fixed rate Variable rate at floors Variable rate not at floors 1

1.8x 1.7x 1.8x 1.8x 2.1x 1.98% 1.64% 1.58% 1.28% 1.25% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 1.0x 1.5x 2.0x 2.5x 3.0x 3.5x Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 ACL/Bank NPLs ACL/Bank Loans HFI (564) 510 (62) (405) 282 - 0.03% 0.03% 0.00% - 0.01% 0.02% -1.00% -0.50% 0.00% 0.50% 1.00% (1,000) 0 1,000 2,000 3,000 4,000 5,000 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 ($000) NCOs NCOs/Avg. Bank Loans HFI 5.7% 4.6% 4.1% 3.3% 2.8% 0.1% 0.2% 0.1% 0.0% 0.0% 5.7% 4.8% 4.2% 3.3% 2.8% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 % of Bank Loans Classified Special Mention $99,759 $90,061 $83,801 $53,982 $46,449 1.36% 1.28% 1.21% 0.76% 0.64% 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% $0 $25,000 $50,000 $75,000 $100,000 $125,000 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Total NPAs Total NPAs/(Bank Loans HFI + OREO) 12 Hilltop Holdings – Asset Quality Criticized Loans Non - Performing Assets Notes: The sum of the period amounts may not equal the total amounts due to rounding. Figures represent bank asset quality me tri cs only (excludes Loans HFS and Broker Dealer Margin Loans). (1) Total NPAs included non - accrual loans, accruing TDRs, OREO and other repossessed assets. Net Charge - Offs (Recoveries) Allowance for Credit Losses 1 1

$6.4 $6.5 $6.7 $7.2 $7.0 $4.0 $4.2 $4.4 $4.6 $4.7 $0.7 $0.7 $0.8 $0.8 $0.8 $0.6 $0.3 $0.2 $0.2 $0.2 $11.7 $11.7 $12.1 $12.8 $12.7 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Interest-Bearing Deposits Noninterest-Bearing Deposits Broker Dealer Sweep Deposits Brokered Deposits 13 Notes: The sum of the period amounts may not equal the total amounts due to rounding. (1) Annualized. (2) ‘Other’ includes Savings and Brokered Deposits . Deposit Mix at Period End Hilltop Holdings – Deposits Key Drivers & Statistics Q1'21 Q4'21 Q1'22 Average Deposits ($B) $11.4 $12.4 $12.7 Cost of Interest-Bearing Deposits 1 0.41% 0.22% 0.21% Cost of Brokered Deposits 1 0.29% 0.25% 0.26% Cost of Total Deposits 1 0.28% 0.14% 0.13% Interest - Bearing Deposits by Type at 3/31/22 ($ in billions) 2

14 Hilltop Holdings – 2022 Outlook Outlook Loan Growth (Full year averag e HFI loan growth) • 1 – 4 family loan retention $25 – $50 million per month, throughout 2022 • Full year average bank loan growth 2% – 5%, excluding PPP loans and retained mortgages Deposit Growth (Full year average deposit growth) • Full year average total deposits decline 3% – 7%, excluding any additional stimulus efforts Net Interest Income • NII growth 3% – 6%, headwinds from lower PPP and accretion • Outlook assumes eight rate increases by the Federal Reserve during 2022 • Purchase accounting accretion expected to decline by 50% versus 2021 levels • Loan floors and competition expected to pressure loan yields during 2022 • Modeled ‘through the cycle’ IB deposit beta of 50% Noninterest Income • Mortgage gain on sale margins continue to be pressured as volumes decline across the industry, full year average 270 – 300 bps (third party sales) • Full year mortgage origination volume $14 – $17 billion • Broker Dealer fees decline 5% – 15% Noninterest Expense • Non - variable e xpenses increase 2% – 5% • Variable expenses will follow revenue contribution from fee businesses Provision Expense • Full year net charge - offs / total loans HFI: 20 – 35 basis points Effective Tax Rate (GAAP) • 22 – 24% full year basis

Appendix 15

48.4% 49.7% 48.8% 54.2% 55.7% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 3.30% 3.19% 2.99% 2.81% 2.65% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 PlainsCapital Bank – Highlights Q1 2022 16 Efficiency Ratio 1 Notes: (1) Efficiency Ratio is calculated as noninterest expense divided by the sum of net interest income and noninterest income. Net Interest Margin Key Highlights Q1 2021 Q1 2022 ROAA 1.48% 0.98% Full Service Branches (period end) 60 58 Net Interest Margin 3.30% 2.65% Assets ($B) (period end) $14.0 $14.9 Summary Results ($ in millions) Q1 2021 Q1 2022 Net Interest Income $103.9 $92.1 Provision for (reversal of) Credit Losses (5.2) (0.1) Noninterest Income 11.3 12.8 Noninterest Expense 55.8 58.4 Income Before Taxes $64.6 $46.5

17 PrimeLending – Highlights Gain on Sale Overview Notes: (1) Gain on Sale calculated as net gains from sale of loans divided by sales volume. Reported Gain on Sale reflects impact of lo ans retained by PlainsCapital Bank 1 Mortgage Origination Volume $6.2 $5.9 $5.6 $5.0 $3.8 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 388 364 346 347 312 398 376 359 362 321 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Reported Gain on Sale (bps) Gain on Sale of Loans Sold to Third Parties (bps) ($ in billions) Q1 2022 Summary Results ($ in millions) Q1 2021 Q1 2022 Net Interest Income (Expense) ($7.1) ($1.8) Noninterest Income 310.4 143.2 Noninterest Expense 210.3 134.9 Income Before Taxes $93.0 $6.5 Key Highlights Q1 2021 Q1 2022 Origination Volume ($mm) $6,184 $3,764 % Purchase 47% 73% Sales Volume ($mm) $6,351 $3,869 MSR Asset ($mm) (period end) $142 $100

HilltopSecurities – Highlights Q1 2022 18 Notes: The sum of the period amounts may not equal the total amounts due to rounding. Presented net revenue by business line may dif fer slightly from 10 - Q due to grouping of certain business lines into ‘Other’. Net Revenues by Business Line Summary Results ($ in millions) Q1 2021 Q1 2022 Net Interest Income $10.5 $11.5 Provision for Credit Losses 0.1 0.2 Noninterest Income 98.6 60.7 Noninterest Expense 91.4 80.6 Income Before Taxes $17.7 ($8.6) Key Highlights ($ in millions) Q1 2021 Q1 2022 Compensation/Net Revenue (%) 60.6% 77.3% Pre-tax Margin % 16.2% (11.9%) FDIC Insured Balances at PCB (period end) $735 $784 Other FDIC Insured Balances (period end) $1,840 $1,603 Public Finance Offerings $15,592 $8,083 TBA Lock Volume $1,933 $1,110 ($ in millions) Q1 2021 Q1 2022 Public Finance Services $17.9 $18.9 Fixed Income Services 25.7 11.2 Wealth Management Retail 26.9 27.8 Clearing Services 8.1 7.7 Securities Lending 3.5 1.3 Structured Finance 25.8 4.8 Other 1.2 0.5 Net Revenues $109.1 $72.2

Non-GAAP to GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures

Tangible Common Equity, is a non-GAAP financial measure. Tangible common equity is defined as our total stockholders' equity, excluding preferred stock, reduced by goodwill and other intangible assets. This is a measure used by management, investors and analysts to assess use of equity.

Tangible book value per share, or TBVPS, is a non-GAAP financial measure. TBVPS represents Hilltop's tangible common equity at period-end divided by common shares outstanding at period-end. This is a measure used by management, investors and analysts to assess use of equity.

Hilltop Consolidated

Reconciliation of Tangible Common Equity and Tangible Book Value Per Share *($ '000, except per share amounts)*	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021	12/31/2021	3/31/2022
Total Stockholders' Equity	$2,136,711	$2,262,360	$2,411,372	$2,323,939	$2,419,185	$2,470,281	$2,476,371	$2,522,668	$2,463,933
Less:									
Goodwill	267,447	267,447	267,447	267,447	267,447	267,447	267,447	267,447	267,447
Other intangible assets, net	25,019	23,374	21,814	20,364	19,035	17,705	16,455	15,284	14,233
Goodwill and intangibles from discontinued operations	27,446	0	0	0	0	0	0	0	0
Tangible Common Equity	**$1,816,799**	**$1,971,539**	**$2,122,111**	**$2,036,128**	**$2,132,703**	**$2,185,129**	**$2,192,469**	**$2,239,937**	**$2,182,253**
Shares outstanding as of period end	90,108	90,222	90,238	82,185	82,261	81,153	78,959	78,965	79,439
Book Value Per Share (Common Stockholder's Equity / Shares Outstanding)	$23.71	$25.08	$26.72	$28.28	$29.41	$30.44	$31.36	$31.95	$31.02
Tangible Book Value Per Share (Tangible Common Equity / Shares Outstanding)	**$20.16**	**$21.85**	**$23.52**	**$24.77**	**$25.93**	**$26.93**	**$27.77**	**$28.37**	**$27.47**

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HilltopHoldings